iQSTEL Announces the Return of 5,144,123 Shares in Conjunction With the Resignation of Mr. Oscar Brito from the Board of Directors

NEW YORK, NY -- (Marketwired) – 3/4/2020 - iQSTEL Inc. (OTC: IQST) today announced that Mr. Oscar Brito, CFO of Metrospaces, Inc., will resign from the Board of Directors, effective immediately, to pursue other personal interests.

As part of the resignation agreement, Metrospaces, Inc. will return 5.1M shares. Metrospaces will keep 992k shares that are under a lock up and subsequent leak out agreement. Additionally, Metrospaces will have the right to purchase up to 1.25M shares over the next 24 months, at $2 per share.

Mr. Iglesias, the iQSTEL's CEO stated: "iQSTEL wishes to thank Mr. Brito for the invaluable service he has provided to the Company, helping us reach many milestones, including numerous funding and M&A efforts. While Mr. Brito will continue to provide us with guidance on an as needed basis, we wish him all the best success as he dedicates his day-to-day activity to Metrospaces."

"With our goal of an up-list to a national market, such as NASDAQ, we are forming a search committee to find a replacement board member with expertise in the up-listing process and provide long-term institutional investor introductions," concluded Mr Iglesias.

About iQSTEL Inc.:

iQSTEL (OTC: IQST) www.iQSTEL.com is a technology company offering a wide array of services to the Telecommunications Industry. These include services to International Long-Distance Telecommunications Operators (ILD Wholesale), Retail and Corporate markets (ILD Retail), Submarine Fiber Optic Network capacity, Satellite Communications services, Mobile Virtual Network Operator (MVNO) services, Internet of Things (IoT) technology solutions, Data Center facilities capacity leasing, and Blockchain solutions for the Telecommunications industry.

About Etelix.com USA, LLC:

Etelix.com USA LLC www.etelix.com is wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and

technology solutions worldwide, with commercial presence in North America, Latin America, and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

About SwissLink Carrier AG:

SwissLink Carrier AG www.swisslink-carrier.com is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator, having a domestic Interconnect with Swisscom, allowing their international Carrier Customers direct terminations via SwissLink into all Switzerland Fix & Mobile Networks. Since the takeover from Swissphone in November 2018 and the rename into SwissLink, they operate on a profitable level.

About QGlobal SMS LLC.:

QGlobal SMS LLC www.qglobalsms.com is a 51% owned subsidiary of iQSTEL Inc. QGlobal SMS is a USA based company founded in 2020 specialized in international and domestic SMS termination, with emphasis on the Applications to Person (A2P) and Person to Person (P2P) for Wholesale Carrier Market and Corporate Market in US. QGlobal SMS has commercial presence in Europe, USA and Latin America. QGlobal SMS has robust international interconnection with Tier1 SMS Aggregators, guarantying its customers high quality and low termination rates, over more than 100 countries worldwide.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc.

www.iqstel.com ; www.swisslink-carrier.com ; www.etelix.com ; www.qglobalsms.com